UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported): August 15, 2013

COMMUNITY FINANCIAL SHARES, INC.
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	0-51296 (Commission File Number)	36-4387843 (IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (630) 545-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[      ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[      ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Community Financial Shares, Inc. (the “Company”) hereby amends Item 5.02 of the Company’s Current Report on Form 8-K, dated August 16, 2013, to read in its entirety as set forth below for the purpose of specifically disclosing that Scott W. Hamer was terminated as the President and Chief Executive Officer of the Company and Community Bank – Wheaton/Glen Ellyn (the “Bank”) effective as of August 15, 2013 in connection with the Company’s and the Bank’s previously announced management restructuring.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)-(c)           On August 15, 2013, the Board of Directors of Community Financial Shares, Inc. (the “Company”) and Community Bank – Wheaton/Glen Ellyn (the “Bank”) appointed Donald H. Wilson as the President and Chief Executive Officer of the Company and the Bank effective as of August 15, 2013.  As a result of the management restructuring, effective as of August 15, 2013, Scott W. Hamer, the former President and Chief Executive Officer of the Company and the Bank, was terminated by the Company or the Bank.

Mr. Wilson, age 53, has served as the Chairman of the Company’s and the Bank’s Board of Directors since April 2013 and will continue to serve in this capacity following his appointment as the President and Chief Executive Officer of the Company and the Bank.  Mr. Wilson has also served as the Chairman and Chief Executive Officer of Stone Pillar Advisors, Ltd., a financial services strategic consulting firm, since June 2009 and has more than 25 years of experience in the banking industry. Mr. Wilson began his career at the Federal Reserve Bank of Chicago, serving in the bank examination and economic research divisions, and has subsequently held executive management positions at several large financial institutions and financial services companies. Prior to June 2009, Mr. Wilson was the Chief Operating Officer at Amcore Financial.  As President and Chief Executive Officer of the Company and the Bank, Mr. Wilson will receive an annual salary of approximately $250,000 as well as a standard benefits package that includes health and dental insurance benefits.

In connection with Mr. Wilson’s appointment as President and Chief Executive Officer of the Company and the Bank, the Company and the Bank terminated their previously disclosed Advisory Services Agreement with Stone Pillar Advisors, Ltd., pursuant to which Stone Pillar Advisors, Ltd. provided certain consulting services to the Company and the Bank.

On August 16, 2013, the Company issued a press release announcing Mr. Wilson’s appointment as the President and Chief Executive Officer of the Company and the Bank.  A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

Number    Description

99.1       Press Release Dated August 16, 2013 (previously filed)

SIGNATURES

COMMUNITY FINANCIAL SHARES, INC.

Date: November 22, 2013	By:	/s/ Donald H. Wilson
Donald H. Wilson
Chairman, President and Chief Executive Officer